Financial Statements for the year ended December 31, 2005
of

EDI Exploration Drilling International GmbH
Haltern am See, Germany
(a development stage company)

based on US GAAP

(converted into USD)

[non-binding translation]

APPENDICES

1.	Balance Sheets as at December 31, 2004 and December 31, 2005 based on US GAAP

2.	Statements of Income for the period from 12/07/2004 (Inception) to 12/31/2004, financial year 2005 and the period from 12/07/2004 (Inception) to 12/31/2005 based on US GAAP

3.	Statements of Cash Flows for the period from 12/07/2004 (Inception) to 12/31/2004, financial year 2005 and the period from 12/07/2004 (Inception) to 12/31/2005 based on US GAAP

4.	Statement of Changes in Shareholders' Equity for the period from 12/07/2004 (Inception) to 12/31/2005 based on US GAAP

5.	Notes to the financial statements for the financial year 2005 based on US GAAP

6.	Auditors’ Report

[non-binding translation]

EDI Exploration Drilling International GmbH, Haltern am See, Germany,	Appendix 1
a development stage company	Page 3

Balance Sheet as of December 31, 2004 and December 31, 2005

		12/31/2005	12/31/2004
Assets	Note	USD	USD
		(restated)
Short-term Assets

Cash and cash equivalents	(1)	128,894	41,749

Receivables and other assets
Amounts owed by shareholders		205,943	0
Other assets and
prepaid expenses		81,507	96
	(2)	287,450	96

Total short-term assets		416,344	41,845

Long-term assets

Property, land and equipment
buildings, including buildings
on third-party land		1,747	0
Technical equipment and machinery		106,799	0
Other and office equipment		28,138	0
Advance payments		15,824	0
	(3)	152,508	0
Intangible assets
Licenses, patents	(4)	50,302	0

Total long-term assets		202,810	0

Deferred taxes	(5)	0	0

Total assets		619,154	41,845

		12/31/2005	12/31/2004
Liabilities and shareholders' equity	Note	USD	USD
		(restated)
Short-term liabilities

Trade accounts payable		47,969	0
Amounts owed to shareholders		7,996	0
Other liabilities		36,749	13,424

Total short-term liabilities	(6)	92,714	13,424

Short-term provisions

Accrued liabilities		40,917	1,364

Total short-term provisions	(7)	40,917	1,364

Shareholders' equity

Subscribed capital		46,833	34,102
Additional paid-in capital		1,486,750	0
Payments outstanding		(201,942)	0
Accumulated deficit		(857,486)	(6,816)
Other comprehensive income		11,368	(229)

Total shareholders' equity	(8)	485,523	27,057

Total liabilities and shareholders' equity		619,154	41,845

Appendix 2
EDI Exploration Drilling International GmbH, Haltern am See	Page 4
a development stage company

Statement of Income based on US GAAP
for the period 12/07/2004 (Inception) - 12/31/2004
and for the financial year 2005

		01/01/2005 -	12/07/2004 -	12/07/2004 -
	Note	12/31/2005	12/31/2004	12/31/2005
		USD	USD	USD
		(restated)		(restated)

Selling expenses	(1)	(298,577)	0	(298,577)
General administrative expenses	(2)	(275,583)	(4,569)	(280,152)
Research & Development expenses	(3)	(208,507)	0	(208,507)
Other selling and marketing expenses	(4)	(73,709)	(2,225)	(75,934)

Operating loss		(856,376)	(6,794)	(863,170)

Non-operating income / (expenses)
Interest and similar expenses		(982)	(22)	(1,004)
Other Interest and similar income		334	0	334
Other income	(5)	6,354	0	6,354

Loss before income taxes		(850,670)	(6,816)	(857,486)

Income taxes	(6)	0	0	0

Net loss for the period		(850,670)	(6,816)	(857,486)

(Loss carried forward)		(6,816)	0	0

Accumulated loss		(857,486)	(6,816)	(857,486)

Appendix 3

EDI Exploration Drilling International GmbH, Haltern am See, Germany
(a development stage company)

Statement of Cash Flows based on US GAAP
for the period 12/07/2004 (Inception) to December 31, 2004
and the financial year 2005

		01/01/2005 -	12/07/2004 -	12/07/2004 -
		12/31/2005	12/31/2004	12/31/2005
	Note	USD	USD	USD
		(restated)		(restated)
Cash Flows from Operating Activities

Net loss		(850,670)	(6,816)	(857,486)
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization of assets		13,557	0	13,557
Increase in deferred taxes		(323,432)	(2,646)	(326,078)
Value allowance on deferred tax asset		323,432	2,646	326,078
Increase in accrued liabilities		39,553	1,364	40,917
Increase in assets not allocated to
investing or financing activities		(81,411)	(96)	(81,507)
Increase in trade liabilities
as well as other liabilities not allocated to
investing or financing activities		79,290	13,424	92,714
Interest payments		982	22	1,004
Total adjustments		51,971	14,714	66,685

Net cash provided by/ (used in) operating activities		(798,699)	7,898	(790,801)

Cash Flows form Investing activities
Additions to fixed assets		(166,065)	0	(166,065)
Additions to intangible assets		(50,302)	0	(50,302)
Disbursements for loans made by the enterprise		(205,943)	0	(205,943)
Net cash used in investing activities		(422,310)	0	(422,310)

Cash Flows from financing activities
Proceeds of funds from capital increase		1,284,808	0	1,284,808
Proceeds of funds to additional paid-in capital		12,731	34,102	46,833
Interest payments		(982)	(22)	(1,004)
Net cash provided by/(used in) financing activities		1,296,557	34,080	1,330,637

Effects of exchange rate changes		11,597	(229)	11,368

Net increase in cash and cash equivalents		87,145	41,749	128,894
Cash and cash equivalents at the beginning of the reporting period		41,749	0	0

Cash and cash equivalents at the end of the reporting period	V.1.	128,894	41,749	128,894

Appendix 4

EDI Exploration Drilling International GmbH, Haltern am See, Germany
a development stage company

Statement of Changes in Shareholders' Equity based on US GAAP from December 7, 2004 (Inception) to December 31, 2005

	Subscribed capital	Capital surplus	Accumulated Deficit	Other comprehensive Income	Shareholders' Equity	Note
	USD	USD	USD	USD	USD
December 7, 2004	0	0	0	0	0
Net loss	0	0	(6,816)	0	(6,816)
Increase in subscribed capital	34,102	0	0	0	34,102
Additional paid-in capital	0	0	0	0	0
Other comprehensive income	0	0	0	(229)	(229)
December 31, 2004	34,102	0	(6,816)	(229)	27,057	(8)

January 1, 2005	34,102	0	(6,816)	(229)	27,057
Net loss	0	0	(850,670)	0	(850,670)
Increase in subscribed capital	12,731	0	0	0	12,731
Additional paid-in capital	0	1,284,808	0	0	1,284,808
Other comprehensive income	0	0		11,597	11,597
December 31, 2005 (restated)	46,833	1,284,808	(857,486)	11,368	485,523	(8)

Appendix 5

EDI Exploration Drilling International GmbH
Haltern am See, Germany
(a development stage company)

Notes

to the financial year 2005

based on US GAAP

(converted into USD)

[non-binding translation]

Appendix 5

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Appendix 5

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Appendix 5

I.	General Information

1. General information on the company

EDI Exploration Drilling International GmbH, Haltern am See, Germany ("EDI" or "Company"), was established on December 7, 2004 (No. 562 of the Deed Register for 2004 of the Notary Franz Werner Wiesel, Essen) with nominal capital of USD 34,102. The capital contributions are as follows:

	Share of	Share of
Name	subscribed	subscribed
	capital in USD	capital in %

Magdalena Rotthäuser, Haltern am See	27,282	80.0
Günter Thiemann, Harsewinkel	5,115	15.0
Wolfgang Chittka, Marl	1,705	5.0
	34,102	100.0

In accordance with the Fiduciary Agreement of June 29, 2005 (Deed Register No. 149 for 2005 of the Notary Heins-Martin Hesker, Dülmen), Mrs Magdalena Rotthäuser holds, in her share of the subscribed capital, a share of USD 5,934 as trustee for Mr Josef Grotendorst, Dorsten, and a share of USD 6,002 as trustee for Mr Gerhard Grotendorst, Ferlach/Austria.

As part of the Participation Agreement of June 30, 2005 (Deed Register No. 155/2005 of the Notary Heinz-Martin Hesker, Dülmen) with the Grisham Group S.A., Tartola, British Virgin Islands ("Grisham Group"), it was decided to increase capital by USD 12,731 against cash contributions; this capital increase was entered in the commercial register on December 20, 2005. The new share in the business was taken exclusively by the Grisham Group, to the exclusion of the existing shareholders' subscription rights. The Company's resulting participating interests are as follows:

	Share of	Share of
Name	subscribed	subscribed
	capital in USD	capital in %

Magdalena Rotthäuser, Haltern am See	27,282	55.94
Günter Thiemann, Harsewinkel	5,115	10.49
Wolfgang Chittka, Marl	1,705	3.50
Grisham Group	12,731	30.07
	46,833	100.00

After the capital increase, Mrs Magdalena Rotthäuser holds, in her share of the subscribed capital, a share of USD 5,934 as trustee for Mr Josef Grotendorst and a share of USD 5,934 as trustee for Mr Gerhard Grotendorst.

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Appendix 5

The Company has been registered with the District Court [Amtsgericht] of Gelsenkirchen under No. HRB 8068 since March 4, 2005.

The Company's financial year corresponds to the calendar year.

2.	EDI's activities

EDI's business operations comprise the sale, deployment and maintenance of machinery for water exploration, the granting of licenses for the use and exploitation of the technical basis for the manufactured machinery, and the provision of associated services.

EDI's drilling and production technologies enable state-owned and private water utilities in arid regions to ensure supply on a long-term basis, and are smoothing the way for a substantial increase in the service life of water wells. Additionally, a significant cost reduction can be achieved at the drilling stage in geothermal energy production.

The principal markets that EDI is targeting with its technologies include
  Exploration and exploitation of water resources ("fluid finder" product)
  Protection of water resources ("water save" product)
  Discovery of geothermal energy sources ("medium changer")

In order to rapidly penetrate the target markets, EDI will focus on a business model as a technology provider over the next few years.

In the case of the products "fluid finder" and "water save", the business model involves the development and enhancement of the EDI products as well as the planning of drilling projects. A network of reliable partners can be accessed for additional services required in drilling and operating wells. In the case of geothermal energy, the developed products are made available to customers. It is intended that partners take on all other stages of the value-adding process.

3.	Risks and non-calculable aspects

Delivering consistent success in drilling for wells is seen as the critical process. EDI will deploy two measures for optimum control of the process. On the one hand, an experienced well sinker from the EDI team will manage each drilling project, and monitor on site the quality and progress of the work done by the external partner. On the other hand, strategic partnerships are being sought with a few well sinkers operating globally who are in a position to assure consistent quality of the drilling work, even when a large number of projects has to be handled.

[non-binding translation]

Appendix 5

Acceptance and implementation of the EDI technologies must still be viewed as a significant risk. This risk results especially from the inertia in the established water supply industry.

Because of the highly regulated nature of the water supply industry, the market structures are highly regimented and the companies involved, in some cases state-owned, possess very limited room for maneuver. As a result of the severe problems in the water supply industry, however, this structural framework has shifted to a large extent in the past. In contrast we have to expect, very intense power struggles between different interest groups in developing countries, resulting from the vital importance of water as a resource.

The size of EDI is currently still a disadvantage in relation to competitors. This disadvantage will be counteracted by further expanding human resources and through steady growth.

4.	Basis for preparing the accounts

General

The Financial Statements of EDI for the year ended December 31, 2005, have been prepared in accordance with Generally Accepted Accounting Principles in the United States of America ("US GAAP").

The previous year's Statements for the period from December 7, 2004 until December 31, 2004, have also been prepared on the basis of US GAAP. Since the Company was only established on December 7, 2004, giving rise to a short financial year to December 31, 2004, it is not possible to compare the Financial Statements for the year ended December 31, 2005, with the previous year's Statements.

The Financial Statements are drawn up in Euro (converted into USD).

Method of presentation

The historical cost of acquisition or production is generally used as the valuation basis for assets and debts. Assets are capitalized if all the basic opportunities and risks associated with their use are attributable to EDI. The accounting principles and valuation methods are explained at the relevant balance sheet items.

The Balance Sheet is divided into long-term and short-term items. The Statement of Income is presented using the cost of sales format. The composition of individual items in the Balance Sheet and Statement of Income is explained in the Notes.

[non-binding translation]

Appendix 5

Estimates

Preparation of the financial statements requires estimates and assumptions related to the reported amounts of the assets, liabilities and contingent assets and liabilities at the date of the balance sheet, as well as the reported amounts of revenues and expenses for the period. Although these estimates and assumptions were made with the greatest of care on the basis of all available information, the actual results may diverge from them.

Segment reporting

EDI was established only at the end of 2004. Its structures and internal organization are currently being developed. Turnovers have not yet been achieved according to plan. The size of the global water market requires a sustained penetration into the markets, which EDI is intensively performing; however for the year 2005, EDI's concrete activities could not be partitioned into precise operating segments so that a reporting by market segment could not yet been performed for the years 2004 and 2005. During the year 2005 EDI has worked on the further development and patent registration of its products "fluid finder", "water save" and "medium changer". Furthermore, the company has pursued its acquisition activities in various countries. First contracts regarding the intended cooperation with partner firms have been placed after the balance sheet date.

II.	Accounting and valuation principles

1. Intangible assets

Intangible assets are capitalized if it is probable that a future economic benefit is associated with the use of the asset. They are carried at cost of acquisition or production. Intangible assets with estimable useful lives are amortized on a straight- line basis over their respective estimated useful lives of up to 20 years to their estimated residual values; they are always reviewed for impairment whenever events or changed circumstances indicate that the book value of the asset may not be recoverable.

Capitalized intangible assets with an indefinite useful life are examined for impairment at least once a year, until such time as it is determined that the useful life is no longer indefinite.

Research & development expenses are recorded immediately as an expense. Expenses that are incurred in development projects in relation to the patenting of new products are capitalized as intangible assets, in so far as it is expected that they generate future economic benefit.

[non-binding translation]

Appendix 5

2.	Property, plant and equipment

Property, plant and equipment is carried at cost of acquisition or production, and ise depreciated as follows over their expected useful lives:

Balance sheet item	Depreciation method	Depreciation period

Buildings, including buildings on third-party land	straight-line method	20 years
Technical equipment and machinery	straight-line method	4 - 8 years
Other and office equipment	straight-line method	3 - 10 years

The cost of acquisition or production of property, plant and equipment consists of the purchase price including incidental acquisition costs. If property, plant and equipment is sold or withdrawn, its cost of acquisition and cumulated depreciation is eliminated from the Balance Sheet, and the profit or loss arising from their sale is recorded in the Statement of Income.

The expected useful lives and the methods of depreciation are reviewed in each period in order to ensure that the method of depreciation and period of depreciation are in accord with the expected economic benefit derived from property, plant and equipment.

3.	Impairment of assets

Property, plant and equipment and intangible assets are reviewed for impairment whenever events or changed circumstances indicate that the book value of an asset may not be recoverable. The economic value of an asset to be held and used is measured by comparing the book value with the estimated future undiscounted cash flows that are expected to be generated by the asset. If the book value of the asset exceeds the estimated future undiscounted cash flows, an impairment charge is recognized by the amount by which the book value of the asset exceeds fair value of the asset.

4.	Receivables and other assets

Amounts owed by shareholders and other assets are carried at their nominal amount and, if associated with identifiable risks, reduced by a specific allowance for doubtful accounts.

5.	Cash and cash equivalents

Cash and cash equivalents are comprised of cash on hand and cash at bank. They are always valued at nominal value.

[non-binding translation]

Appendix 5

6.	Deferred taxes

Deferred tax assets and liabilities are recognized for future implications arising from temporary differences between the Financial Statement carrying amount of existing assets and liabilities and their respective value in the balance sheet for tax purpose. Deferred tax assets and liabilities are measured using the statutory tax rates that are likely to apply in the years in which adjustment of these differences is expected. A valuation allowance is recorded to reduce the carrying amount of the deferred tax assets unless it is more likely than not that such assets will be realized. Deferred tax assets also include eligibility for tax reduction arising from the expected usage of net operating losses carried forward in subsequent years and whose realization is more likely than not. The assessment and valuation of the deferred tax assets is reviewed on each balance sheet date and treated in the light of current estimates.

7.	Accrued Liabilities

Other accrued liabilities are recorded if there is an obligation to third parties, the availment of which is probable and if the expected level of the required provision amount can be estimated reliably. If new findings come to light or circumstances change, the other liabilities are routinely adjusted.

8.	Liabilities

Liabilities are carried at their repayment amount. In so far as the disbursement amount of an obligation is less than the repayment amount, the liability is entered on the liabilities side at the lower amount paid; the discount is reported separately from the repayment amount.

9.	Revenues

Revenues are realized when a definitive contract is in place, the goods have been delivered or the service has been provided, and the sales price is fixed or can be fixed.

Since the Company is in the start-up phase, no revenues have so far been generated.

10.	Selling expenses

Advertising costs and other expenditure on selling and marketing are recognized directly as affecting net income.

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Appendix 5

11.	Research & Development expenses

Expenditure on Research & Development is also recognized directly as affecting net income.

12.	Restatements

After review by the Securities and Exchange Commission (SEC), certain restatements in the financial statements became necessary. Generally, all headings were revised to reflect the exact periods covered and currency and date notations were changed from European to US standards. Information required to be disclosed by development stage companies such as EDI was added to comply with SFAS 7.

Restatements concerning individual line items of the balance sheet, statement of income, cash flow statement and statement of changes in shareholders’ equity are presented below:

Balance Sheet

1.

Outstanding payments into the capital surplus were formerly treated as a receivable. SAB Topic 4.E requires receivables arising from transactions involving capital stock to be treated as a deduction from shareholders’ equity (see 3., below).

2.	The restatement of the subscribed capital is due to the changed treatment of currency translation differences (see 5., below).

3.	The restatement of the additional paid-in capital consists of the revised treatment of outstanding payments (see 1., above) and currency translation differences (see 5., below).

4.	The line item titled “balance sheet loss” was changed to “accumulated deficit”. The restated balance is due to the different treatment of currency translation differences (see 5., below).

5.

SFAS 52 and 130 require currency translation adjustments to be reported as “other comprehensive income” and reported separately from other components of shareholders’ equity, as opposed to the inclusion of currency translation effects in other items of shareholders’ equity. The respective line items were revised accordingly (see 2., 3., 4., above) and currency adjustments accumulated and shown separately as “other comprehensive income”.

6.

A valuation allowance is recorded on the deferred tax asset. The deferred tax asset includes eligibility for tax reduction arising from the expected usage of net operating losses carried forward in subsequent years. The valuation allowance is recorded, because the realization of the tax reduction is unlikely.

Appendix 5

No.	Line item	Balance (USD)	Restatement (USD)	Balance restated (USD)
1.	Amounts owed by shareholders	403,328	(197,385)	205,943
2.	Subscribed Capital	42,338	+ 4,495	46,833
3.	Additional paid-in capital	1,457,428	+ 29,322	1,486,750
	Payments outstanding	0	(201,942)	(201,942)
4.	Accumulated Deficit	(490,779)	(366,707)	(857,486)
5.	Other comprehensive income	0	11,368	11,368
6.	Deferred taxes	326,078	(326,078)	0

Statement of Income

7./8.

The effect of exchange rate changes concern actual exchange rate gains, which were not due to the conversion of the financial statements from Euros to USD. In order not to confuse these gains with the foreign currency adjustments reflected in the line item “other comprehensive income” (see 5., above) this line item was removed and is now included in “other income”.

9.

Deferred tax assets exclusively involve tax advantages from the use of losses carried forward. A valuation allowance is booked because of uncertainties concerning the recoverability of the tax advantages.

No.	Line item	Balance (USD)	Restatement (USD)	Balance restated (USD)

7.	Other income	6,106	+ 248	6,354
8.	Effect of exchange rate changes	248	(248)	0
9.	Income taxes	339,826	(339,826)	0

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Appendix 5

Statement of Cash Flows

The presentation of the Cash Flow Statement was changed from thousands of Dollars to whole Dollars.

The restatements in the balance sheet (see 1. to 5., above) and Statement of Income (see 6. and 7., above) lead to corresponding adjustments in the Statement of Cash Flows.

Individual restatements in the Statement of Cash Flows concern the following two positions:

10./11.

Disbursements of loans to shareholders were formerly shown as “payments to shareholders”. Since these payments do not affect equity, this line item was removed all together and line item “disbursements for loans made by the enterprise” was introduced in order for the Statement of Cash Flows to be in compliance with the guidance in SFAS 95, par. 17(a). The difference between the two balances arises from the different treatment of currency translation effects (see 5., above).

No.	Line item	Balance (TUSD)	Restatement (USD)	Balance restated (USD)

10.	Disbursements for loans made by the enterprise		(205,943)	(205,943)
11.	Payments to shareholders	(199)	+ 199	0

Statement of Changes in Shareholders’ Equity

The restatements in the Balance Sheet (see 1. to 5., above) and Statement of Income (see 6. and 7., above) affect the Statement of Changes in Shareholders’ Equity as follows:

No.	Line item	Balance (USD)	Restatement (USD)	Balance restated (USD)

12.	Net Loss (2004)	(4,399)	(2,417)	(6,816)
13.	Other comprehensive income (2004)	0	(229)	(229)
14.	Net Loss (2005)	(511,092)	(339,578)	(850,670)
15.	Additional paid-in capital	1,457,428	(172,620)	1,284,808
16.	Other comprehensive income (2005)	20,217	(8,620)	11,.597

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Appendix 5

III.	Notes to the Balance Sheet

(1) Cash and cash equivalents

Liquid funds involve cash at bank and cash on hand. The change in cash is presented in the Company's Statement of Cash Flows.

	12/31/2005	12/31/2004
	USD	USD

Cash at bank	127,738	41,749
Cash on hand	1,156	0
Cash and cash equivalents in the Balance
Sheet and Statement of Cash Flows	128,894	41,749

Liquid funds are reported on the Balance Sheet at nominal value. For the purposes of the Statement of Cash Flows, liquid funds include cash, bank deposits that are available at any time, and other current liquid financial investments with an original term to maturity of not more than three months.

There are no restrictions on the use of these credit balances.

(2)	Receivables and other assets

As in the previous year, the terms to maturity of all the receivables and other assets are less than one year. It was not necessary to form allowance for doubtful accounts.

	12/31/2005	12/31/2004
	USD	USD

Amounts owed by shareholders	205,943	0
Other assets	81,507	96
	287,450	96

Amounts owed by shareholders consist of the following:

12/31/2005
USD

Magdalena Rotthäuser	142,272
Josef Grotendorst	51,814
Wolfgang D. Chittka	11,857
205,943

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Appendix 5

Other assets exclusively involve claims in respect of the tax office arising from claims for refund of input tax.

(3)	Development of property, plant and equipment

The development and composition of property, plant and equipment in the financial year 2005 is shown in the following investment statement:

	Buildings	Technical	Other equipment	Advance	Total
	including	equipment	and office	payments
	buildings on	and machinery	equipment	made and
	third-party			plant under
	land			construction
	USD	USD	USD	USD	USD
Cost of acquisition/production
Balance as at January 1, 2005	0	0	0	0	0
Additions	1,777	116,490	31,974	15,824	166,065
December 31, 2005	1,777	116,490	31,974	15,824	166,065
Accumulated depreciation and value
reductions
Balance as at January 1, 2005	0	0	0	0	0
Depreciation for the year 2005	30	9,691	3,836	0	13,557
Balance as at December 31, 2005	30	9,691	3,836	0	13,557
Book value as at December 31,
2005	1,747	106,799	28,138	15,824	152,508
Book value as at January 1, 2005	0	0	0	0	0

Additions to technical equipment and machines involved acquisition costs for model and demonstration versions of the fluid finder and medium changer.

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Appendix 5

(4)	Development of intangible assets

The development and composition of intangible assets in the financial year 2005 is shown in the following investment statement:

	Licenses,	Total
	patents
	USD	USD
Cost of acquisition/production
Balance as at January 1, 2005	0	0
Additions	50,302	50,302
December 31, 2005	50,302	50,302
Accumulated amortization and value
reductions
Balance as at January 1, 2005	0	0
Amortization for the year 2005	0	0
Balance as at December 31, 2005	0	0
Book value as at December 31, 2005	50,302	50,302
Book value as at January 1, 2005	0	0

This item consists solely of costs incurred in registering patents. Amortization of these intangible assets will begin as soon as the patents start generating revenues. The patents will be amortized over their respective period of patent protection.

(5)	Deferred tax assets

Deferred tax assets represent the pecuniary advantage of future tax savings due to existing losses carried forward. Since the company is still in the start-up phase, it is uncertain that future profits will make the full use of those tax advantages possible. A valuation allowance amounting to 100 % of the tax asset’s value is therefore booked at the balance-sheet-date.

	12/31/2005	12/31/2004
	USD	USD

Deferred tax assets:
Deficit accumulated during the development stage	(857,486)	(6,816)
Reversal of capitalization of patent costs
(US GAAP only)	40,248	0
German taxable income	(817,238)	(6,816)
Deferred tax assets	326,078	2,646
Valuation allowance	(326,078)	(2,646)
	0	0

[non-binding translation]

Appendix 5

Current deferred tax liabilities were also offset against the deferred tax assets.

(6)	Trade and other liabilities

Liabilities consist of the following:

	12/31/2005	12/31/2004
	USD	USD

Trade accounts payable	47,969	0
Amounts owed to shareholders	7,996	0
Other liabilities	36,749	13,424
	92,714	13,424

All liabilities have a residual term to maturity of up to one year.

Amounts owed to shareholders are for a loan granted by Mr. Günter Thiemann.

Other liabilities are classified as follows:

	12/31/2005	12/31/2004
	USD	USD

Wage tax and church tax	17,034	829
Loan(s) from third parties	16,187	10,936
Social benefits	3,528	1,659
	36,749	13,424

(7)	Accrued liabilities

Other accrued liabilities include in particular provisions for financial statements and auditing (TUSD 20) and vacation provisions (TUSD 20).

These are exclusively short-term provisions.

[non-binding translation]

Appendix 5

(8)	Shareholders’ equity

Shareholders' equity comprises the following items:

	12/31/2005	12/31/2004
	USD	USD

Subscribed capital	46,833	34,102
Additional paid-in capital	1,486,750	0
Payments outstanding	(201,942)	0
Accumulated deficit	(857,486)	(6,816)
Other comprehensive income	11,368	(229)
	485,523	27,057

Additional paid-in capital arises from a cash contribution by the Grisham Group, which is payable under the Participation Agreement of June 30, 2005. A total amount of USD 1,486,750 is to be contributed, payable in ten monthly installments of USD 148,675 each. In 2005, USD 1,284,808 has already actually been paid; as scheduled, USD 201,942 is still outstanding as at the balance sheet date. Other comprehensive income comprises differences resulting from different exchange rates for the conversion of balance sheet and profit and loss statement from Euro to USD.

We also refer to Appendix 4 to the Financial Statements for details of the shareholders' equity.

IV.	Notes to the Statement of Income

(1)	Selling expenses

	01/01/2005 -	12/07/2004 –
	12/31/2005	12/31/2004
	USD	USD

Personnel expenses	95,856	0
Advertising and trade fairs	93,108	0
Travel expenses	86,947	0
Consulting fees	22,501	0
Depreciation / amortization	165	0
	298,577	0

[non-binding translation]

Appendix 5

(2)	General administrative expenses

		01/01/2005 -	12/07/2004 –
		12/31/2005	12/31/2004
		USD	USD

	Personnel expenses	107,192	3,249
	Consulting fees	60,284	0
	Telephone, postage	36,681	0
	Cost of financial statements	28,802	1,320
	Office supplies	19,964	0
	Depreciation / amortization	5,704	0
	Insurance, taxes	4,982	0
	Miscellaneous	11,974
		275,583	4,569

(3)	Research & Development expenses

		01/01/2005 -	12/07/2004 –
		12/31/2005	12/31/2004
		USD	USD

	Fees	102,369	0
	Personnel expenses	87,853	0
	Depreciation / amortization	7,688	0
	Miscellaneous	10,597	0
		208,507	0

	Expenditure on Research & Development involves basic research as well as the advanced development of existing products.

(4)	Other operating expenses

	The reported expenses chiefly cover legal and consulting expenses related to the establishment of the Company and the capital increase.

(5)	Other income

	This item exclusively involves refund of expenses.

[non-binding translation]

Appendix 5

(6)	Income tax expenses

The Company is subject to corporate income tax of 25% on taxable income, plus a solidarity surcharge of 5.5% on the tax liability. The Company is also subject to trade tax on income; this tax is deducted when calculating the income for corporation tax purposes. The effective rate of trade tax for 2004 and 2005 is 18.4%, taking into account a collection rate of 450%. This results in an effective total tax rate of 39.9%.

The current tax gains have to be compared with the tax expenditures that would have been produced notionally if the applicable tax rates had been applied to the reported net income before taxes.

	01/01/2005 -	12/07/2004 –
	12/31/2005	12/31/2004
	USD	USD

Deficit accumulated during the develop-
ment stage	(857,486)	(6,816)
Reversal of capitalization of patent costs
(US GAAP only)	40,248	0
German taxable income	(817,238)	(6,816)

Expected income tax expense	0	0
Increase in deferred tax asset (tax loss x 39.9%)	326,078	2,646
Valuation allowance	(326,078)	(2,646)

Actual income tax expense	0	(0)

Deferred tax assets exclusively involve tax advantages from the use of losses carried forward. The valuation allowance is booked because of uncertainties concerning the recoverability of the tax advantages.

[non-binding translation]

Appendix 5

V.	Notes to the Statement of Cash Flows

1.	Composition of cash and cash equivalents

For the purposes of the Statement of Cash Flows, liquid funds include cash, bank deposits that are available at any time, and other current liquid financial investments with an original term to maturity of not more than three months.

	12/31/2005	12/31/2004
	USD	USD

Cash	1,156	0
Cash at bank	127,738	41,749
Cash and cash equivalents on December 31	128,894	41,749

2.	Non-cash Transactions

A payment of USD 201,942 into the capital surplus is still outstanding at the balance sheet date. Furthermore, in the financial year 2005 and the short financial year 2004, no investing and financing transactions not affecting payments were conducted.

VI.	Other information

1.	Contingent liabilities and assets

Other financial obligations resulting from tenancy agreements totaled USD 3,007 (previous year: USD 0). The residual terms to maturity are less than one year. (Previous year: 0).

2.	Related Party Transactions

The items "Amounts owed by shareholders" and "Amounts owed to shareholders" represent the balances due from and to shareholders and shareholder-CEOs. In addition, a loan was granted to the Company by Mr Dieter Thiemann, a brother of Mr Günter Thiemann. We refer to the notes to other liabilities.

These balances exclusively involve loan arrangements with terms to maturity of up to one year.

[non-binding translation]

Appendix 5

3.	Subsequent Events

On January 20, 2006, the Company concluded an agreement on cooperation with KLR Industries Ltd, Hyderabad/India. Strategic collaboration on test drilling in India, Africa and the Middle East was agreed. It is intended that the cooperation will lead to a specifically defined joint-venture in the medium term.

The Grisham Group intend to sell their shares of EDI. Mr Walter P.W. Notter, Thalwill/Schweiz shall enter into the existing agreement with all rights and duties. Mr Notter will take the same position and duties such as the Grisham Group so far.

Apart from that, there were no events of particular significance that are of material importance for the Financial Statements and which could result in a change in the Company's appraisal.

4.	Members of the board of directors

Mr Rainer Rotthäuser, Haltern am See Mr Günter Thiemann, Harsewinkel

In the 2005 financial year, a total of USD 96,544 (previous year: USD 0) was spent on remuneration for members of senior management.

5.	Members of the Supervisory Board

Chairman: Mr Peter Scherer, mining engineer
  Former chairman of Gelsenwasser AG, Germany
  Former president of DVGW, honorary member of DVGW
  Senator of the University of Karlsruhe
  Treasurer of IWA in London (International Water Association)

Mr Dr. Attila Gahl

  Former head of Plant Construction at Gelsenwasser AG
  Former head hydrologist at Gelsenwasser AG

The Supervisory Board received remuneration of TUSD 10 for the 2005 financial year (previous year: TUSD 0).

[non-binding translation]

Appendix 5

EDI Exploration Drilling International GmbH
The board of directors

Rainer Rotthäuser	Mr Günter Thiemann

Haltern am See, Germany

[non-binding translation]

Appendix 6

AUDITORS’ REPORT IN ACCORDANCE WITH THE STANDARDS OF THE PCAOB

To the shareholders of EDI Exploration Drilling International GmbH, Haltern am See, Germany:

“We have audited the accompanying balance sheets of EDI Exploration Drilling International GmbH, Haltern am See, as of December 31, 2005 and 2004, and the related statements of operations and comprehensive loss, shareholders' equity (deficit), and cash flows for the year ended December 31, 2005 and the period from inception (December 7, 2004) to December 31, 2004 and for the period from inception (December 7, 2004) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note II.12. to the financial statements certain restatements in the financial statements became necessary. Especially the Company changed the treatment of currency translation differences and recorded a valuation allowance on the deferred tax asset.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the year ended December 31, 2005 and the period from inception (December 7, 2004) to December 31, 2004 and the period from inception (December 7, 2004) to December 31, 2005 in conformity with US Generally Accepted Accounting Principles.

Düsseldorf, June 28, 2007

RSM Haarmann Hemmelrath GmbH
Wirtschaftsprüfungsgesellschaft [Auditors]
Steuerberatungsgesellschaft [Tax Advisors]

Bula	Schmoll
Wirtschaftsprüfer [Auditor]	Wirtschaftsprüferin [Auditor]